Exhibit 99.1

First Data Reports Second Quarter 2011 Financial Results

•	Second quarter 2011 consolidated revenue of $2.7 billion, up 5%; Second quarter 2011 adjusted revenue of $1.7 billion, up 2%

•	Earnings growth in all three business segments

•	Teamed-up to launch the Google Wallet App

•	Generated $526 million in operating cash flow and ended the quarter with $1.8 billion in unrestricted liquidity

ATLANTA, Aug. 3, 2011– First Data Corporation today reported its financial results for the second quarter ended June 30, 2011. Consolidated revenue for the second quarter increased $135 million to $2.7 billion, up 5% compared to $2.6 billion a year ago. Revenue growth was primarily attributable to increases in debit network fees and favorable impacts of changes in foreign currency. Adjusted revenue, which excludes certain items including reimbursables, increased $35 million, or 2%, year-over-year to $1.7 billion.

For the second quarter, the net loss attributable to First Data was $176 million, compared to $171 million a year ago. Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) of $561 million was up 9% compared to $513 million in the second quarter of 2010, driven by growth in EBITDA across all three business segments.

First Data generated $526 million in operating cash flow, after interest payments of $161 million, for the quarter and finished the quarter with $1.8 billion in unrestricted liquidity—$287 million in cash available for corporate use plus $1.5 billion under the revolving credit facility.

“Despite the slow U.S. economic recovery, we delivered earnings growth in all three segments of the business. I’m pleased with the continued improvement in the profitability of our international regions and the positive momentum in our North American business,” said Jonathan J. Judge, chief executive officer. “Further, our focus on global product management and innovation is leading to exciting new revenue opportunities, such as the Google Wallet partnership, our mobile commerce and fraud protection offerings, and new products to help our customers navigate the U.S. debit regulatory rules announced in June.”

Segment Results

Retail and Alliance Services segment revenue for the second quarter was $844 million, down $10 million, or 1%, compared to $854 million in 2010. Transaction growth slowed sequentially from 9% to 7% driven by economic softness. Core merchant revenue growth was also impacted by transaction and volume mix. Credit mix was stable at 72% and regional average ticket was $69, flat compared to a year ago. Product revenue growth was negatively impacted by a prior year large shipment of promotional gift cards and increased demand for terminals due to 2010 PCI compliance deadlines. Check-processing continued to be impacted by fewer checks being written as consumers migrate to electronic payments. Segment EBITDA was $352 million, up $7 million, or 2%, compared to 2010 as a result of reduced cost of goods sold and lower technology and operations expenses. Margin for the second quarter was 42%, up approximately 200 basis points compared to the same quarter a year ago. During the quarter, Retail and Alliance Services added 12 bank referral agreements and 6 new independent sales organizations.

Financial Services segment revenue for the second quarter was $345 million, down $7 million, or 2%, compared to $351 million in the same quarter of 2010 as new business and growth in debit transaction volumes were offset by customer losses and pricing pressure. Active card accounts on file were flat compared to the prior year. Debit issuer transactions were up 12% excluding the impact of the loss of Washington Mutual. Segment EBITDA was $142 million, up $8 million, or 6%, compared to $135 million in 2010. Lower technology and operations costs more than offset the impact of lower revenue. In addition, prior year results include the adverse impact of a $6 million billing adjustment. Margin for the second quarter was 41%, up approximately 300 basis points compared to the same quarter a year ago. During the quarter, Financial Services renewed more than 300 contracts with financial institutions.

International segment revenue for the second quarter was $451 million, up $64 million, or 17%, compared to $387 million in the prior year. On a constant currency basis, segment revenue was up 7%. Revenue increases were driven by growth in the merchant acquiring business, primarily due to growth in bank alliances in Europe. The card issuing business was stable, on a constant currency basis, as higher volumes and new business mitigated economic pressures in Greece. Segment EBITDA was $119 million, up $46 million compared to $73 million in 2010 on higher revenue, cost reductions, and favorable impacts of changes in foreign currency. In addition, prior year results included an $11 million receivable write-off. Margin was 26%, up approximately 750 basis points compared to the same quarter of the previous year.

Recent Events

Mark Herrington Joins First Data Executive Committee

On May 9, 2011, First Data announced that Mark Herrington was appointed executive vice president, Global Product Management and Innovation, responsible for helping to establish a suite of world-class products and solutions that First Data can distribute globally. Herrington has served in numerous leadership roles at First Data, including general manager of the company’s former Retail Solutions division, which included prepaid, TeleCheck, eCommerce and merchant loyalty. He came to First Data from Money Network, now a First Data company, which he co-founded in 2001.

Google, Citi, MasterCard, First Data and Sprint Team up to Make Your Phone Your Wallet

On May 26, 2011, First Data, Google, Citi, Mastercard and Sprint announced and demonstrated Google Wallet, an app that enables consumers to transform their phone into a virtual wallet, enabling them to tap, pay and save money and time while shopping. Google Wallet also enables businesses to strengthen customer relationships by offering a faster, easier shopping experience with relevant deals, promotions and loyalty rewards. The First Data Trusted Services Manager (TSM) solution—developed in partnership with SK C&C—enables over-the-air provisioning of payment card credentials to Google Wallet.

First Data Rebrands U.K. Acquiring Business

On June 13, 2011, First Data launched a new brand name for one of its key payment acquiring services in the U.K. Bank of Scotland Merchant Services, a service provided by First Data to Bank of Scotland merchant customers, now operates under the new name of First Data Merchant Solutions. The launch of the First Data Merchant Solutions brand also marks the company’s first acquiring venture in the U.K. to operate under First Data’s own name without attaching a bank partner name, building the brand’s stand-alone strength in the U.K. payments space.

Non-GAAP Measures

In certain circumstances, results have been presented that are non-GAAP (generally accepted accounting principles) measures and should be viewed in addition to, and not in lieu of, the company’s reported results. Reconciliations to comparable GAAP measures are available in the accompanying schedules and in the “Investor Relations” section of the company’s website at investor.firstdata.com.

Investor Conference Call

The company will host an investor conference call and webcast on Wednesday, Aug. 3, 2011 at 10 a.m. EDT to review second quarter 2011 financial results. First Data Chief Financial Officer Ray Winborne, will lead the call and will be joined by CEO Jon Judge.

The call will be webcast on the “Investor Relations” section of the First Data website at investor.firstdata.com and a slide presentation will accompany the call.

To listen to the call via teleconference, dial 800-798-2884 (U.S.) or 617-614-6207 (outside the U.S.), pass code 60834668.

A replay of the call will be available through Aug. 17, 2011, at 888-286-8010 (U.S.) or 617-801-6888 (outside the U.S.), pass code 30436950, and via webcast at investor.firstdata.com.

Please note: All statements made by First Data officers on this call are the property of First Data and subject to copyright protection. Other than the replay, First Data has not authorized, and disclaims responsibility for, any recording, replay or distribution of any transcription of this call.

Around the world, every second of every day, First Data makes payment transactions secure, fast and easy for merchants, financial institutions and their customers. First Data leverages its vast product portfolio and expertise to drive customer revenue and profitability. Whether the choice of payment is by debit or credit card, gift card, check or mobile phone, online or at the checkout counter, First Data takes every opportunity to go beyond the transaction.

Contact:

Chip Swearngan

Senior Vice President, Communications and Investor Relations

First Data

404-890-3000

chip.swearngan@firstdata.com

###

FIRST DATA CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in millions)

	Three months ended June 30,
	2011	2010	Change
Revenues:
Transaction and processing service fees (a):
Merchant related services	$939.5	$883.8	6%
Check services	84.5	97.8	-14%
Card services	439.2	431.1	2%
Other services	130.2	144.6	-10%
Product sales and other	217.4	207.5	5%
Reimbursable debit network fees, postage and other	939.0	849.9	10%

	2,749.8	2,614.7	5%

Expenses:
Cost of services (exclusive of items shown below)	719.5	752.8	-4%
Cost of products sold	92.5	99.7	-7%
Selling, general and administrative	438.6	395.9	11%
Reimbursable debit network fees, postage and other	939.0	849.9	10%
Depreciation and amortization	329.8	347.4	-5%
Other operating expenses:
Restructuring, net	18.4	23.9	NM
Litigation and regulatory settlements	—	(1.7)	NM

	2,537.8	2,467.9	3%

Operating profit	212.0	146.8	44%

Interest income	1.9	1.4	36%
Interest expense	(462.3)	(450.9)	3%
Other income (expense) (b)	(1.4)	24.8	NM

	(461.8)	(424.7)	9%

Loss before income taxes and equity earnings in affiliates	(249.8)	(277.9)	-10%

Income tax benefit	(88.1)	(122.4)	-28%
Equity earnings in affiliates (a)	33.5	33.3	1%

Net loss	(128.2)	(122.2)	5%
Less: Net income attributable to noncontrolling interests	47.6	49.0	-3%

Net loss attributable to First Data Corporation	$(175.8)	$(171.2)	3%

(See accompanying notes)

FIRST DATA CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in millions)

	Six months ended June 30,
	2011	2010	Change
Revenues:
Transaction and processing service fees (a):
Merchant related services	$1,772.5	$1,676.2	6%
Check services	168.5	188.3	-11%
Card services	868.8	864.3	1%
Other services	266.6	276.7	-4%
Product sales and other	414.3	402.3	3%
Reimbursable debit network fees, postage and other	1,803.3	1,609.0	12%

	5,294.0	5,016.8	6%

Expenses:
Cost of services (exclusive of items shown below)	1,436.0	1,508.3	-5%
Cost of products sold	183.3	175.0	5%
Selling, general and administrative	850.3	774.6	10%
Reimbursable debit network fees, postage and other	1,803.3	1,609.0	12%
Depreciation and amortization	671.6	698.7	-4%
Other operating expenses:
Restructuring, net	31.0	36.4	NM
Litigation and regulatory settlements	—	(2.0)	NM

	4,975.5	4,800.0	4%

Operating profit	318.5	216.8	47%

Interest income	3.8	3.4	12%
Interest expense	(904.6)	(899.8)	1%
Other income (expense) (b)	(27.7)	33.0	NM

	(928.5)	(863.4)	8%

Loss before income taxes and equity earnings in affiliates	(610.0)	(646.6)	-6%
Income tax benefit	(236.1)	(260.5)	-9%
Equity earnings in affiliates (a)	61.2	55.5	10%

Net loss	(312.7)	(330.6)	-5%
Less: Net income attributable to noncontrolling interests	80.2	80.7	-1%

Net loss attributable to First Data Corporation	$(392.9)	$(411.3)	-4%

(See accompanying notes)

FIRST DATA CORPORATION

SUMMARY SEGMENT DATA

(Unaudited)

(in millions)

	Three months ended June 30,
	2011	2010	Change
Segment Revenues (c):
Retail and Alliance Services	$843.7	$853.7	-1%
Financial Services	344.6	351.4	-2%
International	451.5	387.1	17%

Subtotal segment revenues	1,639.8	1,592.2	3%
All Other and Corporate	37.1	49.6	-25%
Adjustments to reconcile to Adjusted revenue:
Official check and money order revenues (d)	(3.9)	(4.7)	NM
Eliminations of intersegment revenues	(16.8)	(16.3)	NM

Adjusted revenue	1,656.2	1,620.8	2%

Adjustments to reconcile to Consolidated revenues (e):
Adjustments for non-wholly-owned entities (f)	50.1	57.7	NM
Official check and money order revenues (d)	3.9	4.7	NM
ISO commission expense (g)	100.6	81.6	NM
Reimbursable debit network fees, postage and other	939.0	849.9	10%

Consolidated revenues	$2,749.8	$2,614.7	5%

Segment EBITDA (h):
Retail and Alliance Services	$352.2	$344.9	2%
Financial Services	142.5	134.6	6%
International	119.1	73.0	63%

Subtotal segment EBITDA	613.8	552.5	11%
All Other and Corporate	(52.7)	(39.6)	33%

Adjusted EBITDA	561.1	512.9	9%

Adjustments to reconcile to Net loss attributable to First Data Corporation (e):
Divested businesses	—	1.4	NM
Adjustments for non-wholly-owned entities (f)	10.9	7.8	NM
Depreciation and amortization	(329.8)	(347.4)	-5%
Interest expense	(462.3)	(450.9)	3%
Interest income	1.9	1.4	36%
Other items (i)	(22.5)	2.6	NM
Income tax benefit	88.1	122.4	-28%
Stock based compensation	(4.4)	(1.2)	NM
Official check and money order EBITDA (d)	1.2	1.2	NM
Costs of alliance conversions (j)	(6.7)	(5.9)	NM
Stock plan modification expenses (k)	—	(7.8)	NM
KKR related items (l)	(9.8)	(7.7)	NM
Debt issuance costs (m)	(3.5)	—	NM

Net loss attributable to First Data Corporation	$(175.8)	$(171.2)	3%

Segment depreciation and amortization (a):
Retail and Alliance Services	$138.6	$168.8	-18%
Financial Services	89.0	91.9	-3%
International	81.9	68.4	20%

Subtotal segment depreciation and amortization	309.5	329.1	-6%
All Other and Corporate	9.5	10.2	-7%

	319.0	339.3	-6%

Adjustments to reconcile to consolidated depreciation and amortization:
Adjustments for non-wholly-owned entities (f)	28.8	26.2	NM
Amortization of initial payments for new contracts	10.1	9.1	11%

Total consolidated depreciation and amortization	$357.9	$374.6	-4%

(See accompanying notes)

FIRST DATA CORPORATION

SUMMARY SEGMENT DATA

(Unaudited)

(in millions)

	Six months ended June 30,
	2011	2010	Change
Segment Revenues (c):
Retail and Alliance Services	$1,608.5	$1,590.9	1%
Financial Services	682.2	697.5	-2%
International	866.8	778.8	11%

Subtotal segment revenues	3,157.5	3,067.2	3%
All Other and Corporate	76.9	107.8	-29%
Adjustments to reconcile to Adjusted revenue:
Official check and money order revenues (d)	(6.8)	(14.6)	NM
Eliminations of intersegment revenues	(34.1)	(31.2)	NM

Adjusted revenue	3,193.5	3,129.2	2%

Adjustments to reconcile to Consolidated revenues (e):
Adjustments for non-wholly-owned entities (f)	98.1	110.1	NM
Official check and money order revenues (d)	6.8	14.6	NM
ISO commission expense (g)	192.3	153.9	NM
Reimbursable debit network fees, postage and other	1,803.3	1,609.0	12%

Consolidated revenues	$5,294.0	$5,016.8	6%

Segment EBITDA (h):
Retail and Alliance Services	$637.7	$594.2	7%
Financial Services	279.2	267.7	4%
International	210.8	151.1	40%

Subtotal segment EBITDA	1,127.7	1,013.0	11%
All Other and Corporate	(98.8)	(75.8)	30%

Adjusted EBITDA	1,028.9	937.2	10%

Adjustments to reconcile to Net loss attributable to First Data Corporation (e):
Divested businesses	—	1.4	NM
Adjustments for non-wholly-owned entities (f)	24.1	18.0	NM
Depreciation and amortization	(671.6)	(698.7)	-4%
Interest expense	(904.6)	(899.8)	1%
Interest income	3.8	3.4	12%
Other items (i)	(66.9)	(1.4)	NM
Income tax benefit	236.1	260.5	-9%
Stock based compensation	(8.5)	(6.5)	31%
Official check and money order EBITDA (d)	1.3	7.6	NM
Costs of alliance conversions (j)	(13.0)	(11.7)	NM
Stock plan modification expenses (k)	—	(7.8)	NM
KKR related items (l)	(19.0)	(13.5)	NM
Debt issuance costs (m)	(3.5)	—	NM

Net loss attributable to First Data Corporation	$(392.9)	$(411.3)	-4%

Segment depreciation and amortization (a):
Retail and Alliance Services	$294.3	$337.2	-13%
Financial Services	175.7	175.9	0%
International	155.9	142.3	10%

Subtotal segment depreciation and amortization	625.9	655.4	-5%
All Other and Corporate	21.9	24.9	-12%

	647.8	680.3	-5%

Adjustments to reconcile to consolidated depreciation and amortization:
Adjustments for non-wholly-owned entities (f)	57.5	54.8	NM
Amortization of initial payments for new contracts	19.7	18.7	5%

Total consolidated depreciation and amortization	$725.0	$753.8	-4%

(See accompanying notes)

FIRST DATA CORPORATION

NOTES TO FINANCIAL SCHEDULES

(Unaudited)

(a)	Includes amortization of initial payments for new contracts, which is recorded as a contra-revenue within “Transaction and processing service fees” (presented in “Summary Segment Data”) and amortization related to equity method investments, which is netted within the “Equity earnings in affiliates” line of $18.0 million and $33.7 million for the three and six months ended June 30, 2011, respectively, and $18.1 million and $36.4 million for the three and six months ended June 30, 2010, respectively.
(b)	Other income (expense) includes investment gains and (losses), derivative financial instruments gains and (losses), divestitures, net, and non-operating foreign currency gains and (losses) as applicable to the periods presented.
(c)	Segment revenue is adjusted to exclude reimbursable debit network fees, postage and other. Retail and Alliance Services segment revenue is further adjusted to present results on a proportionate consolidation basis and to reflect the Independent Sales Organization commissions classified as expense on a contra-revenue basis.
(d)	Represents an adjustment to exclude the official check and money order businesses from revenue and EBITDA due to the Company’s wind down of these businesses.
(e)	Reconciles “Adjusted revenue” to “Consolidated revenues” or “Adjusted EBITDA” to “Net loss attributable to First Data Corporation” as reported on the Consolidated Statements of Operations.
(f)	Net adjustment to reflect First Data’s proportionate share of alliance revenue and EBITDA within the Retail and Alliance Services segment and amortization related to equity method investments not included in segment EBITDA.
(g)	Independent Sales Organization commissions are presented as contra-revenue for Retail and Alliance Services segment revenue reporting purposes while certain of such commissions are reflected as expense in the Consolidated Statements of Operations.
(h)	Segment EBITDA represents earnings before net interest expense, income taxes, depreciation and amortization. Retail and Alliance Services segment EBITDA is presented on a proportionate consolidation basis. Segment EBITDA excludes the adjustments to reconcile to “Net loss attributable to First Data Corporation.”
(i)	Includes restructuring, litigation and regulatory settlements, and impairments as applicable to the periods presented and “Other income (expense)” as presented in the Consolidated Statements of Operations.
(j)	Costs of alliance conversions primarily represent costs directly associated with the termination of the Chase Paymentech alliance and expenses related to the conversion of certain Banc of America Merchant Services alliance merchant clients onto First Data platforms.
(k)	Represents bonuses paid to stock plan participants in conjunction with modifications to the plan.
(l)	Represents KKR annual sponsor fees for management, consulting, financial and other advisory services.
(m)	Debt issuance costs represent costs associated with issuing debt and modifying the Company’s debt structure.

FIRST DATA CORPORATION

SELECTED CONSOLIDATED BALANCE SHEET AND CASH FLOW AND OTHER DATA

(in millions)

SELECTED CONSOLIDATED BALANCE SHEET DATA

	June 30,	December 31,
	2011	2010
	(Unaudited)
Cash and cash equivalents	$611.5	$509.5
Current settlement assets	6,883.6	6,694.0
Long-term settlement assets	242.7	365.1
Total assets	37,290.3	37,544.1

Short-term and current portion of long-term borrowings	169.7	270.5
Settlement liabilities	7,125.2	7,058.9
Long-term borrowings	22,584.3	22,438.8
Total liabilities	33,426.4	33,456.1

Total First Data Corporation stockholder’s equity	392.7	594.3
Noncontrolling interests	3,425.8	3,465.6
Total equity	3,818.5	4,059.9

SELECTED CONSOLIDATED CASH FLOW DATA

	Three months ended June 30,	Three months ended June 30,	Six months ended June 30,	Six months ended June 30,
	2011	2010	2011	2010
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Source/(Use) of cash
Net cash provided by operating activities	$526.4	$594.2	$634.8	$423.6
Net cash used in investing activities	(118.6)	(96.6)	(226.4)	(140.4)
Net cash used in financing activities	(130.3)	(629.9)	(309.0)	(426.9)

Supplemental cash flow data
Cash interest payments on long-term debt (a)	161	184	514	691

ESTIMATED CASH INTEREST PAYMENTS ON LONG-TERM DEBT FOR 2011 (a) (b)

Estimated cash interest payments on Long-term Debt
Three months ended	(Unaudited)
March 31, 2011 (actual)	$353
June 30, 2011 (actual)	161
September 30, 2011	730
December 31, 2011	190

$1,434

(a)	For purposes of this schedule, long-term debt excludes interest on capital leases.
(b)	This schedule includes estimates regarding First Data Corporation’s business which are not historical facts but are “forward-looking statements.” Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Important factors that could cause actual results to differ materially from those in the forward-looking statements include: (i) changes in interest rates associated with the Company’s variable rate debt; (ii) changes in foreign currency exchange rates related to the Company’s euro denominated debt; and (iii) the impact of further debt modifications.

FIRST DATA CORPORATION

FINANCIAL COVENANT CALCULATION

(Unaudited)

As of June 30, 2011, the Company is in compliance with all applicable covenants, including its sole financial covenant with Consolidated Senior Secured Debt of $12,065.4 million, Consolidated EBITDA of $2,629.1 million and a Ratio of 4.59 to 1.00.

The calculation of Consolidated EBITDA under the senior secured term loan facility is as follows (in millions):

Last twelve months ended June 30, 2011
Net loss attributable to First Data Corporation	$(1,003.4)
Interest expense, net (1)	1,793.2
Income tax benefit	(299.4)
Depreciation and amortization (2)	1,497.2

EBITDA (16)	1,987.6

Stock based compensation (3)	18.1
Restructuring, net (4)	70.8
Non-operating foreign currency (gains) and losses (5)	38.4
Derivative financial instruments (gains) and losses (6)	36.6
Other items (7)	17.1
Official check and money order EBITDA (8)	27.5
Cost of alliance conversions and other technology initiatives (9)	45.7
KKR related items (10)	34.0
Debt issuance costs (11)	14.3
Projected near-term cost savings and revenue enhancements (12)	148.0
Net Income attributable to noncontrolling interests (13)	174.4
Equity entities taxes, depreciation and amortization (14)	14.8
Other (15)	1.8

Consolidated EBITDA (16)	$2,629.1

(1)	Includes interest expense and interest income.
(2)	Includes amortization of initial payments for new contracts which is recorded as a contra-revenue within “Transaction and processing service fees” of $39.6 million and amortization related to equity method investments, which is netted within the “Equity earnings in affiliates” line of $70.3 million.
(3)	Stock based compensation recognized as expense.
(4)	Represents restructuring charges in connection with management’s alignment of the business with strategic objectives.
(5)	Includes net gains and losses related to the fair value adjustments of FDC’s intercompany loans and its euro-denominated debt.
(6)	Due most significantly to the fair value adjustments for cross currency swaps and interest rate swaps that are not designated as accounting hedges.
(7)	Includes items such as impairments, litigation and regulatory settlements, investment gains and losses, net divestitures and other as applicable to the period presented.
(8)	Represents an adjustment to exclude the official check and money order businesses from EBITDA due to FDC’s wind down of these businesses.
(9)	Represents costs directly associated with the termination of the Chase Paymentech alliance and expenses related to the conversion of certain Banc of America Merchant Services alliance merchant clients onto First Data platforms, all of which are considered business optimization projects, and other technology initiatives.
(10)	Represents KKR annual sponsorship fees for management, consulting, financial and other advisory services.
(11)	Debt issuance costs represent non-capitalized costs associated with issuing debt and modifying FDC’s debt structure.
(12)	Reflects cost savings and revenue enhancements projected to be achieved within twelve months on an annualized basis. Includes cost savings initiatives associated with the business optimization projects and other technology initiatives described in Note 9, the BAMS alliance, operations and technology initiatives, headcount reductions and other addressable spend reductions.
(13)	Net income attributable to noncontrolling interests in restricted subsidiaries.
(14)	Represents FDC’s proportional share of income taxes, depreciation and amortization on equity method investments.
(15)	Includes primarily non-capitalized merger and acquisition costs and losses on equity method investments.

(16)	EBITDA is defined as net income (loss) attributable to First Data Corporation before net interest expense, income taxes, depreciation and amortization. EBITDA is not a recognized term under U.S. generally accepted accounting principles (“GAAP”) and does not purport to be an alternative to net income (loss) attributable to First Data Corporation as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, EBITDA is not intended to be a measure of free cash flow available for management’s discretionary use as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. The presentation of EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of FDC’s results as reported under GAAP. Management believes EBITDA is helpful in highlighting trends because EBITDA excludes the results of decisions that are outside the control of operating management and can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. Management compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.

Consolidated EBITDA (or debt covenant EBITDA) is defined as EBITDA adjusted to exclude certain non-cash items, non-recurring items that FDC does not expect to continue at the same level in the future and certain items management believes will impact future operating results and adjusted to include near-term cost savings projected to be achieved within twelve months on an annualized basis (see Note 12 above). Consolidated EBITDA is further adjusted to add net income attributable to noncontrolling interests of certain non-wholly-owned subsidiaries and exclude other miscellaneous adjustments that are used in calculating covenant compliance under the agreements governing FDC’s senior unsecured debt and/or senior secured credit facilities. The Company believes that the inclusion of supplementary adjustments to EBITDA are appropriate to provide additional information to investors about items that will impact the calculation of EBITDA that is used to determine covenant compliance under the agreements governing FDC’s senior unsecured debt and/or senior secured credit facilities. Since not all companies use identical calculations, this presentation of Consolidated EBITDA may not be comparable to other similarly titled measures of other companies.

FIRST DATA CORPORATION

RECONCILIATION OF NON-GAAP MEASURES

(Unaudited)

(in millions)

Management believes the following non-GAAP measures provide meaningful supplemental information to assist investors in understanding our financial results and to better analyze trends in our underlying business as well as evaluate our ability to service our debt. Management uses these measures to evaluate our operating performance and our segments. Management believes these non-GAAP measurements are useful in highlighting trends because they exclude the results of decisions that are outside the control of operating management and can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. Additionally, we believe the inclusion of supplementary adjustments applied in presenting Adjusted EBITDA, described below, are appropriate to provide additional information to investors about certain material non-cash items and about non-recurring items that we do not expect to continue at the same level in the future. Management compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Since management finds these measures useful, we believe that our investors will benefit from seeing the Company’s results through the eyes of management in addition to seeing our GAAP results.

Adjusted revenue represents the sum of Segment revenue (as defined in Note (c) to the Financial Schedules) and All Other and Corporate revenue as adjusted to exclude revenue related to the official check and money order businesses due to the wind down of these businesses and to reflect elimination of intersegment revenues. Adjusted EBITDA represents the sum of Segment EBITDA (as defined in Note (h) to the Financial Schedules) and All Other and Corporate EBITDA. Adjusted revenue and Adjusted EBITDA are reconciled to the most directly comparable GAAP financial measures on the Summary Segment Data schedules. Non-GAAP measures for the International segment adjust for the change in foreign currency exchange rates. Management believes that these non-GAAP measures provide insight into the Company’s core performance.

These non-GAAP financial measures should not be considered in isolation or as a substitute for the most comparable GAAP financial measures. The non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliation to the corresponding GAAP financial measures, provide a more complete understanding of our business. Investors are strongly encouraged to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. A reconciliation of the non-GAAP measures to the most directly comparable GAAP financial measures is included below.

	Three months ended June 30,
	2011	2010	Change
International
Segment revenue	$451.5	$387.1	17%
Foreign exchange impact (1)	(39.0)	—

Segment revenue on a constant currency basis	$412.5	$387.1	7%

	Three months ended June 30,
	2011	2010	Change
International segment revenue - card issuing	$244.6	$220.0	11%
Foreign exchange impact (1)	(23.1)	—

International segment revenue - card issuing on a constant currency basis	$221.5	$220.0	1%

(1)	Foreign exchange impact represents the difference between actual 2011 revenue and 2011 revenue calculated using 2010 exchange rates.